EXHIBIT 10.3

PATENT LICENSE AGREEMENT

THIS AGREEMENT is made as of this by and between Charles Scott, an individual, located at 3321 Beechcliff Ln., Alexandria, VA 22306, Survicore Financial Holdings, Inc., a Nevada Corporation, having an address at 107 Southwest St. PMB 557, Alexandria, VA 22314 (collectively LICENSOR), and Clinical & Herbal Innovations., Inc, a Georgia corporation, with offices at 206 N. Washington St #100, Alexandria, VA 22314 (LICENSEE) (collectively the “PARTIES”).

W I T N E S S E T H:

WHEREAS, LICENSOR is the sole and exclusive owner of United States Letters Patents identified more fully in the attached Schedule A (collectively, the “Patents”); and

WHEREAS, LICENSEE desires to acquire a nonexclusive and nontransferable license under the Patents for use in the development and sale of the types of products listed in the attached Schedule A (the “Licensed Products”);

WHEREAS, LICENSOR has the power and authority to grant to LICENSEE such license.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

1. LICENSE

A. LICENSOR hereby grants to LICENSEE, upon and subject to all the terms and conditions of this Agreement, a nonexclusive license under the Patents to make, use, and sell the systems and methods embodying the invention(s) described in the Patents, for the life of such Patents, in the Licensed Territory, as set forth in the attached Schedule A. The LICENSE shall commence as immediately upon the satisfaction of the terms and conditions are met as specified in Section 3 (COMPENSATION) of this Agreement, and no sooner.

B. As used in the Agreement, the Patents shall mean and include the United States Letters Patents, Philippines Patent and Pending Canadian Patent application and any subsequent patent grants of same, identified more fully in the attached Schedule A, along with any patents on improvements thereof. In addition, the Patents shall mean and include the following:

1. Any divisional, continuation, or substitute patent applications that shall be based on the patents and application listed in Schedule A; and

2. Any patents that shall issue on any of the above-described patent applications or on any improvements thereof, and any reissues and extensions thereof.

C. The license granted herein is subject to a reserved, nonexclusive, nonassignable license in LICENSOR to make, use, and sell the products embodying the invention(s) of the Patents.

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D. LICENSEE may not grant sublicenses under this agreement.

E. LICENSOR may grant an unlimited number of nonexclusive licenses to other parties no a party to this agreement.

2. TERM

This Agreement shall be effective as of the date of execution by the Parties and shall expire on December 31st, 2023 at 11:59PM Eastern Standard US time, unless sooner terminated by the Parties pursuant to the terms of this Agreement (the Term).

3. COMPENSATION

A. In consideration for the licenses granted hereunder, LICENSEE agrees to pay LICENSOR all due compensation and bonuses in full as they come due under a separate agreement. The company must satisfy any and all outstanding obligations to LICENSOR under that certain other agreement.

4. RECORD INSPECTION AND AUDIT

A. LICENSOR shall have the right, upon reasonable notice, to inspect LICENSEE’s books and records and all other documents and material in LICENSEE’s possession or control with respect to the subject matter of this Agreement. LICENSOR shall have free and full access thereto for such purposes and may make copies thereof. In no event shall LICENSOR have the right to examine information with respect to LICENSEE’s costs, pricing formulas, or percentages of markup. LICENSEE shall impose similar obligations on its sublicensees for the benefit of itself and of LICENSOR.

B. In the event that such inspection reveals an underpayment by LICENSEE of the actual Royalty owed LICENSOR, LICENSEE shall pay the difference, plus interest calculated at the rate of [Number] Percent ([#] %) per month. If such underpayment be in excess of [Number] Dollars ($[#]) for any Royalty Period, LICENSEE shall also reimburse LICENSOR for the cost of such inspection.

C. All books and records relative to LICENSEE’s obligations hereunder shall be maintained and made accessible to LICENSOR for inspection at a location in the United States for at least [number] years after termination of this Agreement.

5. INTELLECTUAL PROPERTY PROTECTION

A. In the event that LICENSEE wishes that a corresponding patent application of any other country, territory, or possession be filed, it shall notify LICENSOR of that wish, and LICENSOR shall thereupon promptly notify LICENSEE whether it will file such other patent application. Failing such agreement, LICENSOR shall at LICENSEE’s notification permit LICENSEE to file such patent application and prosecute it to issuance or final rejection at its own expense. Such patent application, any patent issuing thereon, and any renewals and extensions thereof shall be added to the aforesaid Patents, and LICENSOR shall have the title thereto.

B. With the exception of patent applications filed by LICENSEE, all patent applications comprised within the Patents shall be prosecuted to issuance or final rejection by LICENSOR at LICENSEE’s cost and expense.

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Any taxes, annuities, working fees, maintenance fees, and/or renewal and extension charges with respect to each patent application and patent subject to this Agreement shall be punctually paid by LICENSEE.

6. WARRANTIES AND OBLIGATIONS

A. LICENSOR represents and warrants that, to the best of its knowledge and belief it is the owner of the entire right, title, and interest in and to the Patents; that it has the right and power to grant the licenses granted herein; that there are no other agreements with any other party in conflict with such grant; and that it knows of no prior art that would invalidate the Patents.

B. LICENSOR further represents and warrants that, to the best of its knowledge and belief, LICENSEE’s contemplated use of the Patents as represented to LICENSOR does not infringe any valid rights of any third party, and that there are no actions for infringement against LICENSOR with respect to items it manufactures and sells embodying the invention of the Patents anywhere in the world.

C. LICENSEE shall be solely responsible for the manufacture, production, sale, and distribution of the Licensed Products and will bear all costs associated therewith.

7. MARKING AND SAMPLES

A. LICENSEE shall fully comply with the patent marking provisions of the intellectual property laws of the applicable countries in the Licensed Territory.

B. At least once during each calendar year, LICENSEE shall submit to LICENSOR samples of each of the Licensed Products.

8. TERMINATION

The following termination rights are in addition to the termination rights that may be provided elsewhere in the Agreement:

A. Immediate Right of Termination. LICENSOR shall have the right to immediately terminate this Agreement by giving written notice to LICENSEE in the event that LICENSEE does any of the following:

1. Fails to obtain or maintain product liability insurance in the amount and of the type provided for herein;

2. Files a petition in bankruptcy or is adjudicated a bankrupt or insolvent, or makes an assignment for the benefit of creditors or an arrangement pursuant to any bankruptcy law, or if the LICENSEE discontinues or dissolves its business or if a receiver is appointed for LICENSEE or for LICENSEE’s business and such receiver is not discharged within 5 days;

B. Right to Terminate Upon Notice. Either party may terminate this Agreement upon 3 days’ written notice to the other party in the event of a breach of any provision of this Agreement by the other party, provided that, during the 3-day period, the breaching party fails to cure such breach.

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C. LICENSEE Right to Terminate. LICENSEE shall have the right to terminate this Agreement at any time upon 3 days’ written notice to LICENSOR, such termination to become effective at the conclusion of such 3-day period.

9. POST TERMINATION RIGHTS

Upon expiration or termination of this Agreement, LICENSEE shall thereafter immediately, except for reason of termination because of expiration or a declaration of patent invalidity, cease all further use of the Patents and all rights granted to LICENSEE under this Agreement shall forthwith terminate and immediately revert to LICENSOR.

10. INFRINGEMENTS

A. LICENSOR shall have the sole and exclusive right, in its discretion, to institute and prosecute lawsuits against third persons for infringement of the rights licensed in this Agreement. All sums recovered in any such lawsuits, whether by judgment, settlement or otherwise, in excess of the amount of reasonable attorneys’ fees and other out of pocket expenses of such suit, shall be retained solely by LICENSOR.

B. LICENSEE agrees to fully cooperate with LICENSOR in the prosecution of any such suit against a third party and shall execute all papers, testify on all matters, and otherwise cooperate in every way necessary and desirable for the prosecution of any such lawsuit. The LICENSOR shall reimburse the LICENSEE for any expenses incurred as a result of such cooperation.

11. CONFIDENTIALITY

A. “Confidential Information” shall mean any confidential technical data, trade secret, know-how or other confidential information disclosed by any party hereunder in writing, orally, or by drawing or other form and which shall be marked by the disclosing party as “Confidential” or “Proprietary.” If such information is disclosed orally, or through demonstration, in order to be deemed Confidential Information, it must be specifically designated as being of a confidential nature at the time of disclosure and reduced in writing and delivered to the receiving party within [number] ([#]) days of such disclosure.

B. Notwithstanding the foregoing, Confidential Information shall not include information which: (i) is known to the receiving party at the time of disclosure or becomes known to the receiving party without breach of this Agreement; (ii) is or becomes publicly known through no wrongful act of the receiving party or any subsidiary of the receiving party; (iii) is rightfully received from a third party without restriction on disclosure; (iv) is independently developed by the receiving party or any of its subsidiary; (v) is furnished to any third party by the disclosing party without restriction on its disclosure; (vi) is approved for release upon a prior written consent of the disclosing party; (vii) is disclosed pursuant to judicial order, requirement of a governmental agency or by operation of law.

C. The receiving party agrees that it will not disclose any Confidential Information to any third party and will not use Confidential Information of the disclosing party for any purpose other than for the performance of the rights and obligations hereunder during the term of this Agreement, without the prior written consent of the disclosing

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party. The receiving party further agrees that Confidential Information shall remain the sole property of the disclosing party and that it will take all reasonable precautions to prevent any unauthorized disclosure of Confidential Information by its employees. No license shall be granted by the disclosing party to the receiving party with respect to Confidential Information disclosed hereunder unless otherwise expressly provided herein.

D. Upon the request of the disclosing party, the receiving party will promptly return all Confidential information furnished hereunder and all copies thereof.

E. The Parties agree that all publicity and public announcements concerning the formation and existence of this Agreement shall be jointly planned and coordinated by and among the Parties. Neither party shall disclose any of the specific terms of this Agreement to any third party without the prior written consent of the other party, which consent shall not be withheld unreasonably. Notwithstanding the foregoing, any party may disclose information concerning this Agreement as required by the rules, orders, regulations, subpoenas or directives of a court, government or governmental agency, after giving prior notice to the other party.

F. If a party breaches any of its obligations with respect to confidentiality and unauthorized use of Confidential information hereunder, the non-breaching party shall be entitled to equitable relief to protect its interest therein, including but not limited to injunctive relief, as well as money damages notwithstanding anything to the contrary contained herein.

G. Except as otherwise set forth in this Agreement, neither party will make any public statement, press release or other announcement relating to the terms of or existence of this Agreement without the prior written approval of the other.

12. INDEMNITY

A. LICENSEE agrees to defend, indemnify and hold LICENSOR and its officers, directors, agents, and employees, harmless against all costs, expenses, and losses (including reasonable attorney fees and costs) incurred through claims of third parties against LICENSOR based on the manufacture or sale of the Licensed Products including, but not limited to, actions founded on product liability.

B. LICENSOR agrees to defend, indemnify and hold LICENSEE and its officers, directors, agents, employees, and customers, harmless against all costs, expenses, and losses (including reasonable attorney fees and costs) incurred through claims of third parties against LICENSEE based on a breach by LICENSOR of any representation and warranty made in this Agreement, including but not limited to claims by a third party of infringement based on the manufacture, use, or sale of items embodying the invention of the Patents.

13. INSURANCE

LICENSEE shall, throughout the Term of the Agreement, obtain and maintain at its own cost and expense from a qualified insurance company licensed to do business in wherever it operates and having a Moody’s rating of B+ or better, standard Product Liability Insurance naming LICENSOR, and its officers, directors, employees, agents, and shareholders, as an additional insured. Such policy shall provide protection against all claims, demands, and causes of action arising out of any defects or failure to perform, alleged or otherwise, of the

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Licensed Products or any material used in connection therewith or any use thereof. The amount of coverage shall be as specified in Schedule A attached hereto. The policy shall provide for 7 days’ notice to LICENSOR from the insurer by registered or certified mail, return receipt requested, in the event of any modification, cancellation, or termination thereof. LICENSEE agrees to furnish LICENSOR a certificate of insurance evidencing same within 7 days after execution of this Agreement and, in no event, shall LICENSEE manufacture, distribute, or sell the Licensed Products prior to receipt by LICENSOR of such evidence of insurance.

14. NOTICE AND PAYMENT

A. Any notice required to be given under this Agreement shall be in writing and delivered personally to the other designated party at the above stated address or mailed by certified, registered or Express mail, return receipt requested or by Federal Express.

B. Either party may change the address to which notice or payment is to be sent by written notice to the other under any provision of this paragraph.

15. JURISDICTION/DISPUTES

This Agreement shall be governed in accordance with the laws of the State of Virginia. All disputes under this Agreement shall be resolved by litigation in the courts of the State of Virginia including the federal courts therein and the Parties all consent to the jurisdiction of such courts, agree to accept service of process by mail, and hereby waive any jurisdictional or venue defenses otherwise available to it.

16. AGREEMENT BINDING ON SUCCESSORS

The provisions of the Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, their heirs, administrators, successors and assigns.

17. ASSIGNABILITY

Neither party may assign this Agreement or the rights and obligations thereunder to any third party without the prior express written approval of the other party which shall not be unreasonably withheld.

18. WAIVER

No waiver by either party of any default shall be deemed as a waiver of prior or subsequent default of the same of other provisions of this Agreement.

19. SEVERABILITY

If any term, clause or provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other term, clause or provision and such invalid term, clause or provision shall be deemed to be severed from the Agreement.

20. INTEGRATION

This Agreement constitutes the entire understanding of the Parties, and revokes and supersedes all prior agreements between the Parties and is intended as a final expression of their Agreement. It shall not be modified

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or amended except in writing signed by the Parties hereto and specifically referring to this Agreement. This Agreement shall take precedence over any other documents which may conflict with this Agreement.

21. Assignment - LICENSEE agrees to purchase the Patents on or before December 31, 2023 and LISENSOR shall sell all rights to the Patents. The purchase price shall be determined by an independent third party shall be based on the current market value of the patents and application in Schedule A.

IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have each caused to be affixed hereto its or his/her hand and seal the day indicated.

Charles Scott	Survicore Financial Holdings, Inc

By:	By:

Title:

Date:	Date:

Clinical & Herbal Innovations, Inc.

By:

Title:

Date:

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SCHEDULE A

TO

LICENSE AGREEMENT

BETWEEN

Charles Scott and Survicore Financial Holdings, Inc and Clinical & Herbal Innovations Inc

DATED 10/31/2018

1. Licensed Patents

The licensed Patents are as follows:

US Patent number 8,691,295 filed October 26, 2012

Philippines Application serial number 1-2014-500914

Canadian Application Serial Number 2889603

2. Licensed Products

The Licensed Products are as follows:

[Specify licensed products.]